Exhibit 99.1
MariMed Reports Fourth Quarter
and Full Year 2025 Earnings

Delivered Revenue Growth in Challenging Environment, Sixth Consecutive Year of Positive Adjusted EBITDA, and Strengthened Balance Sheet

NORWOOD, MA, March 11, 2025 - MariMed Inc. (“MariMed” or the “Company”) (CSE: MRMD) (OTCQX: MRMD), a leading multi-state cannabis operator focused on improving lives every day, today announced its financial results for the fourth quarter and year ended December 31, 2025.

Despite continued pricing pressure across many cannabis markets, the Company generated revenue growth and positive Adjusted EBITDA for the sixth consecutive year, reflecting the strength of its branded product portfolio and disciplined operational execution.

2025 Highlights

•Revenue of $159.8 million
•Sixth consecutive year of positive Adjusted EBITDA
•Wholesale revenue increased 11%
•Distribution expanded to 85% of dispensaries in core markets
•Betty’s Eddies ranked #1 edible across four states
•Completed restructuring of Series B obligation, extending maturity 4.6 years

MariMed CEO Jon Levine commented, “We’re pleased to report record revenues as well as positive adjusted EBITDA for the sixth consecutive year. Wholesale continued to be a growth engine for the Company in 2025, increasing sales by 11 percent and expanding our distribution footprint to 85 percent of the dispensaries in our core markets. Our brands continue to resonate with our customers, led by Betty’s Eddies™ fruit chews, which ranked as the top-selling edible across Massachusetts, Maryland, Delaware and Illinois, and Vibations™ drink mix, which ranked fourth among cannabis beverages of any kind sold across those states.”

“Looking ahead to 2026, we have a number of drivers to fuel our growth. These include: a full year of financial contribution following the launch of adult-use cannabis sales in Delaware last August and the launch of our brand distribution in Maine through a new licensing partner during the fourth quarter of 2025; and revenue generated by the new Columbus, Ohio, dispensary we intend to open during the year.”

MariMed CFO Mario Pinho added, ”MariMed was pleased to report revenue growth, protected margins, and stronger liquidity in 2025, reflecting disciplined execution across our platform against a broadly flat industry environment. Our successful brand distribution model, coupled with a clean balance sheet that contains no material debt maturities in the near-term, positions the Company to execute our growth strategy without near-term capital pressure. Our financial priorities remain consistent: protecting margins, deploying capital into the highest-return opportunities, and maintaining a strong liquidity profile. We believe this disciplined approach positions MariMed to continue generate long-term shareholder value while navigating near-term volatility across the sector.”

Financial Highlights1

The following table summarizes the Company's consolidated financial highlights (in millions, except percentage amounts):

	Three months ended December 31,		Year ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$41.7	$38.9	$159.8	$157.7
GAAP Gross margin	25%	32%	36%	40%
Non-GAAP Gross margin	40%	43%	41%	43%
GAAP Net loss	$(4.6)	$(8.3)	$(14.5)	$(12.4)
Non-GAAP Net (loss) income	$2.2	$(3.1)	$(2.9)	$(3.6)
Non-GAAP Adjusted EBITDA	$4.4	$5.9	$16.9	$19.3
Non-GAAP Adjusted EBITDA margin	11%	15%	11%	12%

1 See the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” below and in the financials information included herewith.

CONFERENCE CALL

MariMed management will host a conference call on Thursday, March 12, 2026 at 8:00 a.m. Eastern time, to discuss these results. The conference call may be accessed through MariMed’s Investor Relations website, or by clicking the following link: https://app.webinar.net/4okRloNdnZ8.

FOURTH QUARTER 2025 OPERATIONAL HIGHLIGHTS

During the fourth quarter, the Company announced the following developments in the implementation of its strategic growth plan:

•October 23: Announced a licensing agreement with Farm 2 Hand, LLC, a New York State cannabis license holder. The agreement will enable the Company to distribute its portfolio of products throughout New York upon completion of a kitchen it is building with Farm 2 Hand and receipt of regulatory approvals.
•October 28: Announced the Company’s exit from the Missouri market, following a strategic review of its business in the state, allowing MariMed to focus resources on higher-return opportunities within its core markets.
•November 3: Announced manufacturing and distribution agreements to support the planned launch of the Company’s Vibations™ beverage brand into the hemp-derived THC market, beginning with Rhode Island in 2026.

OTHER DEVELOPMENTS

Subsequent to the end of the fourth quarter, the Company announced the following development:

•March 2: Announced a Restructuring and Exchange Agreement with the holders of its $14.725 million Series B Convertible Preferred Stock. The Agreement eliminated the Company’s February 28. 2026 mandatory conversion date obligation and replaced it with a combination of long-dated instruments. The transaction extends the weighted average maturity of the obligation to 4.6 years, reducing near-term refinancing risk and enhancing the Company’s liquidity profile.

DISCUSSION OF NON-GAAP FINANCIAL MEASURES

MariMed’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, and planning and forecasting future periods. The Company has provided in this release several non-GAAP financial measures: Non-GAAP Gross margin, Non-GAAP Net income (loss), Non-GAAP Adjusted EBITDA and non-GAAP Adjusted EBITDA margin, as supplements to Revenue, Gross margin, Net (loss) income and other financial measures prepared in accordance with GAAP.

Management believes these non-GAAP financial measures are useful in reviewing and assessing the performance of the Company, and when planning and forecasting future periods, as they provide meaningful operating results by excluding the effects of expenses that are not reflective of its operating business performance. In addition, the Company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods and for financial and operational decision-making. The presentation of these non-GAAP measures is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Management believes that investors and analysts benefit from considering non-GAAP financial measures in assessing the Company’s financial results and its ongoing business, as it allows for meaningful comparisons and analysis of trends in the business. In particular, non-GAAP adjusted EBITDA is used by many investors and analysts themselves, along with other metrics, to compare financial results across accounting periods and to those of peer companies.

As there are no standardized methods of calculating non-GAAP financial measures, the Company’s calculations may differ from those used by analysts, investors and other companies, even those within the cannabis industry, and therefore may not be directly comparable to similarly titled measures used by others.

Management defines non-GAAP Adjusted EBITDA as income (loss) from operations, determined in accordance with GAAP, excluding the following items:

•depreciation of fixed assets;
•amortization of acquired intangible assets;
•Impairment or write-downs of intangible assets;
•inventory revaluation;
•stock-based compensation;
•severance;
•legal settlements; and
•acquisition-related and other expenses.

For further information, please refer to the publicly available financial filings available on MariMed's Investor Relations website, as filed with the U.S. Securities and Exchange Commission, or as filed with the Canadian securities regulatory authorities on the SEDAR website.

ABOUT MARIMED

MariMed Inc. is a leading multi-state cannabis operator, known for developing and managing state-of-the-art cultivation, production, and retail facilities. Our award-winning portfolio of cannabis brands, including Betty's Eddies™, Bubby’s Baked™, Vibations™, InHouse™, and Nature’s Heritage™, sets us apart as an industry leader. These trusted brands, crafted with quality and innovation, are recognized and loved by consumers across the country. With a commitment to excellence, MariMed continues to drive growth and set new standards in the cannabis industry. For additional information, visit www.marimedinc.com.

IMPORTANT CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding projected financial results for 2023, including management’s belief that it will have its fourth consecutive year of positive operating cash flow, anticipated openings of dispensaries and facilities, timing of regulatory approvals, plans and objectives of management for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current beliefs and assumptions regarding our business, timing of regulatory approvals, the ability to obtain new licenses, business prospects and strategic growth plan, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties, and other important factors, including, among others, reductions in customer spending, our ability to recruit and retain key personnel, and disruptions from the integration efforts of acquired companies.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect our business and results of operations. These statements are not a guarantee of future performance and involve risk and uncertainties that are difficult to predict, including, among other factors, changes in demand for the Company’s services and products, changes in the law and its enforcement, and changes in the economic environment. Additional information regarding these and other factors can be found in our reports filed with the U.S. Securities and Exchange Commission. In providing these forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

All trademarks and service marks are the property of their respective owners.

Company Contact:
Howard Schacter, Chief Communications Officer
Email: hschacter@marimedinc.com
Phone: (781) 277-0007

# # #

MariMed Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$8,884	$7,282
Accounts receivable, net	9,114	8,742
Inventory	36,601	33,488
Deferred rents receivable	—	556
Notes receivable, current portion	866	52
Other current assets	3,825	3,389
Total current assets	59,290	53,509
Property and equipment, net	89,385	94,167
Intangible assets, net	17,210	18,639
Goodwill	24,002	15,812
Notes receivable, net of current portion	—	840
Operating lease right-of-use assets	7,723	8,730
Finance lease right-of-use assets	4,024	4,073
Other assets	931	11,219
Total assets	$202,565	$206,989

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Mortgages and notes payable, current portion	$2,553	$5,126
Accounts payable	14,586	13,189
Accrued expenses and other	9,509	4,435
Deferred revenue	1,394	1,329
Income taxes payable	26,981	21,922
Operating lease liabilities, current portion	1,952	1,988
Finance lease liabilities, current portion	2,092	2,018
Total current liabilities	59,067	50,007
Mortgages and notes payable, net of current portion	70,192	69,860
Operating lease liabilities, net of current portion	6,616	7,549
Finance lease liabilities, net of current portion	1,956	1,926
Other liabilities	—	100
Total liabilities	137,831	129,442

Commitments and contingencies

Mezzanine equity:
Series B convertible preferred stock	14,725	14,725
Series C convertible preferred stock	—	4,275
Total mezzanine equity	14,725	19,000

Stockholders’ equity:
Common stock	397	381
Additional paid-in capital	179,405	173,366
Accumulated deficit	(127,932)	(113,448)
Noncontrolling interests	(1,861)	(1,752)
Total stockholders’ equity	50,009	58,547
Total liabilities, mezzanine equity, and stockholders’ equity	$202,565	$206,989

MariMed Inc.
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024

Revenue	$41,650	$38,949	$159,826	$157,709
Cost of revenue	31,148	26,293	101,945	95,096
Gross profit	10,502	12,656	57,881	62,613

Gross margin	25.2%	32.5%	36.2%	39.7%

Operating expenses:
Personnel	6,754	6,381	28,515	27,059
Marketing and promotion	1,166	1,228	3,976	6,712
General and administrative	6,957	6,574	26,142	25,618
Acquisition-related and other	90	146	486	951
Bad debt	60	(205)	1,582	(336)
Total operating expenses	15,027	14,124	60,701	60,004

(Loss) income from operations	(4,525)	(1,468)	(2,820)	2,609

Interest and other (expense) income:
Interest expense	(2,153)	(1,886)	(7,502)	(6,944)
Interest income	103	38	177	114
Other expense, net	(753)	—	(717)	(50)
Total interest and other expense, net	(2,803)	(1,848)	(8,042)	(6,880)

Loss before income taxes	(7,328)	(3,316)	(10,862)	(4,271)
(Benefit) provision for income taxes	(2,687)	4,948	3,594	8,159

Net loss	(4,641)	(8,264)	(14,456)	(12,430)
Less: Net (loss) income attributable to noncontrolling interests	(10)	3	28	37
Net loss attributable to common stockholders	$(4,631)	$(8,267)	$(14,484)	$(12,467)

Net loss per share attributable to common stockholders:
Basic	$(0.01)	$(0.02)	$(0.04)	$(0.03)
Diluted	$(0.01)	$(0.02)	$(0.04)	$(0.03)

Weighted average common shares outstanding:
Basic	395,299	381,249	390,135	379,153
Diluted	395,299	381,249	390,135	379,153

MariMed Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss attributable to common stockholders	$(14,484)	$(12,467)
Net income attributable to noncontrolling interests	28	37
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	8,109	7,910
Amortization of intangible assets	3,401	2,948
Stock-based compensation	1,860	1,050
Amortization of warrants issued as payment for services received	—	218
Amortization of debt discount	459	358
Amortization of debt issuance costs	73	73
Payment-in-kind interest	30	104
Bad debt expense (income)	1,582	(336)
Obligations settled with common stock	3	10
Loss on disposal of assets	834	13
Loss on changes in fair value of investments	—	145
Changes in operating assets and liabilities:
Accounts receivable, net	(429)	(1,207)
Inventory	(6)	(8,182)
Deferred rents receivable	12	74
Other current assets	1,035	883
Other assets	(2,606)	1,421
Accounts payable	841	4,188
Accrued expenses and other	3,162	1,754
Deferred revenue	65	303
Income taxes payable	3,726	7,488
Net cash provided by operating activities	7,695	6,785

Cash flows from investing activities:
Purchases of property and equipment	(1,167)	(11,960)
Business acquisitions, net of cash acquired	231	(4,250)
Advances toward future business acquisitions	(50)	(100)
Purchases and renewals of cannabis licenses	(465)	(712)
Proceeds from notes receivable	26	50
Return on investment	—	44
Proceeds from disposal of assets	45	22
Due from third party	—	(227)
Net cash used in investing activities	(1,380)	(17,133)

	Year ended
	December 31,
	2025	2024
Cash flows from financing activities:
Proceeds from Construction to Permanent Commercial Real Estate Mortgage Loan	—	5,077
Proceeds from mortgages	2,000	1,163
Payment of third-party debt issuance costs in connection with debt	(9)	—
Principal payments of mortgages	(1,495)	(382)
Repayment and retirement of mortgages	(689)	—
Principal payments of promissory notes	(3,066)	(1,177)
Principal payments of finance leases	(1,317)	(1,557)
Distributions	(137)	(139)
Net cash (used in) provided by financing activities	(4,713)	2,985

Net increase (decrease) to cash, cash equivalents and restricted cash	1,602	(7,363)
Cash, cash equivalents and restricted cash at beginning of year	7,282	14,645
Cash, cash equivalents and restricted cash at end of year	$8,884	$7,282

MariMed Inc.
Reconciliation of Non-GAAP and GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Non-GAAP Adjusted EBITDA
GAAP (Loss) income from operations	$(4,525)	$(1,468)	$(2,820)	$2,609
Depreciation and amortization of property and equipment	2,073	2,161	8,109	7,910
Amortization of acquired intangible assets	809	883	3,401	2,948
Inventory revaluation	5,559	3,667	5,559	3,667
Stock-based compensation	382	278	1,860	1,050
Severance	42	211	266	211
Acquisition-related and other	90	146	486	951
Adjusted EBITDA	$4,430	$5,878	$16,861	$19,346

Non-GAAP Adjusted EBITDA Margin (Non-GAAP adjusted EBITDA as a percentage of revenue)
GAAP (Loss) Income from operations	(10.9%)	(3.8%)	(1.8%)	1.7%
Depreciation and amortization of property and equipment	5.1%	5.5%	5.0%	5.0%
Amortization of acquired intangible assets	1.9%	2.3%	2.1%	1.9%
Inventory revaluation	13.3%	9.5%	3.5%	2.3%
Stock-based compensation	0.9%	0.7%	1.2%	0.7%
Severance	0.1%	0.5%	0.2%	0.1%
Acquisition-related and other	0.2%	0.4%	0.3%	0.6%
Adjusted EBITDA margin	10.6%	15.1%	10.5%	12.3%

GAAP Gross margin	25.2%	32.5%	36.2%	39.7%
Inventory revaluation	13.4%	9.4%	3.5%	2.4%
Amortization of acquired intangible assets	1.3%	1.3%	1.4%	1.0%
Non-GAAP Gross margin	39.9%	43.2%	41.1%	43.1%

GAAP Net loss	$(4,641)	$(8,264)	$(14,456)	$(12,430)
Inventory revaluation	5,559	3,667	5,559	3,667
Stock-based compensation	382	278	1,860	1,050
Amortization of acquired intangible assets	809	883	3,401	2,948
Severance	42	211	266	211
Acquisition-related and other	90	146	486	951
Non-GAAP Net income (loss)	$2,241	$(3,079)	$(2,884)	$(3,603)

MariMed Inc.
Supplemental Information
Revenue Components
(in thousands)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2025	2024	2025	2024
Product revenue:
Product revenue - retail	23,387	22,124	89,024	91,275
Product revenue - wholesale	17,631	16,212	69,579	62,895
Total product revenue	41,018	38,336	158,603	154,170
Other revenue	632	613	1,223	3,539
Total revenue	$41,650	$38,949	$159,826	$157,709